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                                                                 EXHIBIT 10.32



                                       HCA
                                RESTORATION PLAN

         HCA Inc. ("Company") hereby adopts this Restoration Plan (the "Plan") effective January 1, 2001. The Plan is an unfunded deferred compensation arrangement for a select group of management or highly compensated employees.

                                    ARTICLE I

                                   DEFINITIONS

"ACCOUNT" means the account, including any subaccounts, established on behalf of each Participant in the Plan.

"BOARD" means the Board of Directors of the Company.

"CAUSE" means the Participant's commission of a felony or other violation of law involving embezzlement, fraud, or other material breach of the Participant's duty of loyalty to the Employer which results in harm to the Employer. The determination of whether Cause exists will be made by the Committee after conducting a reasonable investigation and providing the Participant with an opportunity to present evidence on his behalf.

"CHANGE IN CONTROL" means any of the following events:

        (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or
                (B) any Subsidiary or (ii) the Company or any Subsidiary;

        (ii) The individuals who, as of the date of execution of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company's stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11
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                promulgated under the Exchange Act) or other actual or
                threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or
                (iii) of this paragraph; or

        (iii)   Approval by stockholders of the Company of:

                (A) A merger, consolidation or reorganization involving the Company, unless,

                        (1) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                        (2) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

                        (3) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

                (B)     A complete liquidation or dissolution of the Company; or

                (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person,




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        provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"COMMITTEE" means the Compensation Committee of the Company.

"COMPANY" means HCA Inc., a Delaware corporation, and any corporate successor(s) thereto.

"COMPENSATION" means compensation as defined in the Retirement Plan, without consideration of the Code Section 401(a)(17).

"DISABILITY" means mental or physical disability as determined under the Retirement Plan.

"EMPLOYEE" means an employee of Employer.

"EMPLOYER" means the Company or any Subsidiary.

"GOOD REASON" means: (a) material diminution of position, as determined by the Committee; (b) material reduction of compensation and/or benefits, as determined by the Committee; or (c) relocation beyond fifty (50) miles from Employee's current office.

"PARTICIPANT" means, except as provided in the second sentence of Section 2.2, an Employee: (a) with respect to whom contributions to his accounts under the Retirement Plan have been limited for one or more calendar years due to the limitation of Code Section 401(a)(17); and (b) who has not received all of the benefits to which he/she is entitled under the Plan, as determined by the Committee.

"PLAN" means this HCA Restoration Plan, as it may be amended from time to time.

"PLAN SPONSOR" means HCA Inc. or any successor(s) thereto.

"PLAN YEAR" means the calendar year.

"RETIREMENT" means physical retirement from employment with Employer at or after attainment of age 65.

"RETIREMENT PLAN" means the HCA Retirement Plan, a tax-qualified plan maintained by Employer, as amended from time-to-time.

"SUBSIDIARY" means a company or an unincorporated organization with which the Company is affiliated under Code Sections 414(b), (c), or (m).

"TERMINATION" means cessation of employment with Employer for any reason other than Disability, Retirement or death.



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"YEAR OF SERVICE" means a Year of Service, as defined in the Retirement Plan, including any Years of Service credited under the Retirement Plan due to service with a prior employer. Years of Service shall include Years of Service performed prior to 2001 under the Retirement Plan.

                                   ARTICLE II

                                  PARTICIPATION

2.1 GENERAL. The Plan is intended to qualify as a "top hat" plan under 29 U.S.C. ss. 1051(2). Accordingly, only a select group of management or highly compensated employees of the Company and its Subsidiaries may participate in the Plan. Any provision of this Plan or any action taken by the Board, the Committee or Employer, which would cause the Plan to fail to qualify as a top hat plan, under 29 U.S.C. ss. 1051(2) shall be null and void.

2.2 ELECTION TO PARTICIPATE NOT NECESSARY. Except as provided in the following sentence, an Employee participating in the Retirement Plan with respect to whom contributions under the Retirement Plan are limited due to Code Section 401(a)(17) for a Plan Year shall be a Participant for such Plan Year. For the 2001 Plan Year, only those Employees with Compensation in excess of $200,000 during 2001 shall be eligible to participate. An Employee need not take any action in order to participate.

                                   ARTICLE III

                          AMOUNTS CREDITED TO ACCOUNTS

3.1 AMOUNTS CREDITED. Following the end of each Plan Year, on the date contributions are made to the Retirement Plan, the Account of each Participant shall be credited with the amount which would have been contributed to the Retirement Plan on his behalf in the form of Employer contributions and allocated forfeitures but for Code Section 401(a)(17), less amounts actually credited to his accounts for such Plan Year under the Retirement Plan in the form of Employer contributions and allocated forfeitures. As described in Section 5.2, earnings (or losses) shall be credited at the rate earned (or lost) under the Retirement Plan.

                                   ARTICLE IV

        OPTIONAL BENEFIT FORMS, ELECTIONS AND TIMING OF BENEFIT PAYMENTS

4.1 OPTIONAL BENEFIT FORMS. Except as provided in Section 7.1, all benefits under the Plan shall be paid in cash by the Employer. A Participant may elect to receive his benefits in one of three (3) forms:

         (a)   a lump-sum distribution;

         (b)   five (5) installments payable over a five (5) year period; or

         (c)   ten (10) installments payable over a ten (10) year period.

         Installment payments shall be calculated by dividing the Participant's Account by the number of installments remaining. The Committee may choose to pay installments




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         monthly or quarterly instead of annually. Notwithstanding the preceding provisions of this Section, at its discretion, the Committee may pay a Participant's benefits (or remaining benefits, if installments were elected and payments have begun) in a lump-sum distribution in cash.

4.2 TIMING OF ELECTION OF BENEFIT FORMS. The optional benefit form chosen pursuant to Section 4.1 must be elected, on a form supplied by the Employer, by the end of the calendar year which precedes the Plan Year in which Termination, Retirement, or Disability occurs. Prior to the end of such calendar year, a Participant may change his benefit form election at any time. Should a Participant fail to elect how his Account is to be distributed, then his Account shall be payable in ten
         (10) installments over a ten (10) year period. The foregoing provisions of this Section 4.2 are subject to the last sentence of Section 4.1, concerning lump-sum distributions.

4.3 ARTICLE VI SUPREMACY. Any provision of Article VI which is inconsistent with any provision of this Article IV shall override the provision of
         Article IV.

                                    ARTICLE V

                       ACCOUNTS, EARNINGS AND INVESTMENTS

5.1 ACCOUNTS. Accounts shall be created for Participants, to which amounts credited under Section 3.1 shall be added. Credits shall be made even though amounts are not contributed to a trust by Employer. Accounts shall be debited (i.e., reduced) by any distributions to, or on account of, the Participant.

5.2 EARNINGS. Accounts shall be credited with earnings and debited with losses on the basis (i.e., daily, monthly, etc.) applied under the Retirement Plan. Accounts shall be credited with the earnings (or loss) rate actually earned under the Retirement Plan.

                                   ARTICLE VI

                             TIMING OF DISTRIBUTIONS

6.1 DEATH. In the event of the death of a Participant, such Participant's vested Account balance (or remaining Account, if installment payments have begun) shall be paid to the payees entitled to death benefits under the Retirement Plan in the proportions applicable under the Retirement Plan (whether pursuant to a death beneficiary designation or otherwise) in the form of a lump-sum distribution as soon as administratively feasible following death. No additional benefits shall be payable thereafter to anyone with respect to such Participant or his benefits.

6.2 DISABILITY. In the event of the Disability of a Participant prior to Retirement, such Participant's vested Account balance shall be paid (or begin being paid, in the case of an election to receive installments) in the benefit form elected under Article IV. If a lump-sum distribution option was elected, then such distribution shall be made as soon as administratively feasible following the determination of Disability. If an installment option was elected, then the initial installment payment shall be made as soon as




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         administratively feasible following the determination of Disability. If no election was made, then the Account shall be payable in ten (10) installments over a ten (10) year period. Notwithstanding the foregoing, if any payment hereunder would reduce the amount payable to the Participant under any disability benefit program of Employer, payments hereunder shall not be made or commenced until such time as the payments would not result in a reduction in such disability benefits.

6.3 RETIREMENT AND TERMINATION DISTRIBUTIONS. In the event of Retirement or Termination, a Participant's benefits shall be paid in the benefit form elected under Article IV. If a lump-sum distribution option was elected, then such distribution shall be made during July of the calendar year next following the calendar year in which Termination or Retirement occurs. If installment payments were elected, then the initial installment payment shall be made during July of such next following calendar year. Subsequent installments shall be paid during the month of July for each succeeding year. If the Participant elected to receive installments and has terminated employment, subsequent Disability of the Participant shall have no impact on the installment payments being made.

6.4 CHANGE IN CONTROL. In the event of a Change in Control, the Retirement age shall be age 60, instead of age 65. In the event of Termination either by Employer (or the successor employer) when Cause does not exist or by Employee when Good Reason exists, within six (6) months before or after the Change in Control, the noncompete provisions of
         Section 7.3 shall not apply.

6.5 NO OTHER DISTRIBUTIONS. Distributions shall be paid only upon the events described in this Article VI that supply a right to a distribution.

                                   ARTICLE VII

                     RIGHTS OF PARTICIPANTS; FORFEITABILITY

7.1 GENERAL CREDITORS. Participants have the status of general unsecured creditors of Employer. The Plan constitutes a mere promise by Employer to make benefit payments in the future. It is the intention of the Employer that the arrangements provided herein be "unfunded" for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). The accounts of Participants shall be maintained as bookkeeping entries by the Committee or its agent. Benefits shall be paid from the Employer's general assets, except to the extent they are paid from a "rabbi trust" established by the Employer.

7.2 VESTING OF BENEFITS. A Participant shall be fully vested in his Account if he ceases to be an Employee due to: (a) Retirement; (b) death; or
         (c) Disability. Otherwise, a Participant shall be 20%, 40%, 60%, 80% or 100% vested in his Account upon completion of 3, 4, 5, 6 and 7 Years of Service, respectively. Notwithstanding the foregoing vesting provisions, the Plan Sponsor shall be under no obligation to fund the Plan via trust arrangement or otherwise, and benefits shall be payable only if the provisions of Article VI so provide.



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7.3      NONCOMPETE. Subject to the second sentence of Section 6.4, a
         Participant who renders services for any health care organization at any time within the five (5) year period immediately following Disability, Termination, or Retirement shall forfeit his right to any further payments or benefits from the Plan and shall repay to the Employer the total amount of payments already made to him from (or with respect to) the Plan. All or part of the provisions of the preceding sentence may be waived by: (a) the Chairman of the Board, with respect to Participants who are not executive officers; and (b) the Committee, with respect to any Participant.

                                  ARTICLE VIII

                        ADMINISTRATION AND MISCELLANEOUS

8.1 ADMINISTRATION. The Committee shall have discretionary authority to administer and interpret this Plan in accordance with the provisions of the Plan. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatsoever under this Plan.

8.2 LIABILITY OF COMMITTEE, INDEMNIFICATION. To the extent permitted by law, no member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his own gross negligence or willful misconduct. Employer shall indemnify each member of the Committee against any and all claims, losses, damages and expenses incurred, including counsel fees, and against any liability, including any amounts paid in settlement with the Committee member's approval, arising from action or failure to act, except when the same is judicially determined to be attributable to gross negligence or willful misconduct of the member.

8.3 EXPENSES AND BOOKS AND RECORDS. The books and records to be maintained for the purpose of the Plan, if any, shall be maintained by the officers and employees of Employer at its expense and subject to the supervision and control of the Committee. All expenses of administering the Plan shall be paid by Employer.

8.4 BENEFITS NOT ASSIGNABLE. To the extent permitted by law, the right of any Participant in any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant. Any attempt by Participant to anticipate, alienate, sell, pledge, or encumber benefits shall, unless the Committee directs otherwise, result in forfeiture of entitlement to future payments or benefits.

8.5 GOVERNING LAW. All rights and benefits hereunder shall be governed and construed in accordance with the laws of the State of Delaware, except to the extent that federal law supercedes or preempts state law.





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8.6      ADOPTION BY SUBSIDIARIES NOT NECESSARY. Employees of the Company and
         its Subsidiaries are potentially eligible to participate, and no separate adoption agreements are necessary by any Employee's employer.

8.7 SEVERABILITY. In the event that any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. However, after deletion or elimination of any illegal or invalid provisions, the remaining provisions of the Plan shall be construed in a manner so as to achieve, as closely as possible, the intent and objectives of the Plan, as provided by reading the Plan in its (pre-deletion) entirety.

8.8 CONSTRUCTION. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

8.9 INFORMATION TO BE FURNISHED. Participants shall provide the Employer and the Committee with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

8.10 TAX WITHHOLDING. All benefit payments made to or in respect of a Participant under the Plan, as well as other interests of a Participant under the Plan, shall be subject to all income and employment tax withholdings and other deductions required by federal, state or local law.

                                   ARTICLE IX

                                AMENDMENT OF PLAN

9.1 AMENDMENT. The Plan may be amended in whole or in part in any manner from time to time by the Board or by the Committee, provided that the Committee may amend the Plan only with respect to matters that do not have a material financial impact on the Company or any Subsidiary. However, no amendment shall reduce the benefits accrued through the date of the amendment. For this purpose, an optional form of benefit or a benefit payment option shall be considered neither benefits accrued nor an accrued benefit, provided that (a) no amendment may be adopted after a Change in Control (or within six (6) months before a Change in Control) that would defer the timing of when benefits begin, and (b) on and after the date of a Change in Control, the benefit payment methods available to Participants must include a benefit payout method that supplies payments that equal or exceed the payments that would be made if installments were paid over ten (10) years.




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                                    ARTICLE X

                               TERMINATION OF PLAN

10.1 PLAN MAY BE TERMINATED AT ANY TIME. The Plan has been created by Employer voluntarily. Employer reserves the right to terminate the Plan at any time by action of the Board. In the event of termination, notwithstanding the provisions of Articles IV and VI, the Committee shall pay distributions from Accounts (or remaining Accounts, if installments were elected and payments have begun) either (a) in lump-sum distributions; with payment to be made within three months of the date of termination; (b) in five (5) annual installments, with the first installment to be made within three months of the date of termination; or (c) a combination of (a) and (b).

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 27th day of March 2002, to be effective as of January 1, 2001.


                                            COMPANY:

                                            HCA Inc.
                                            a Delaware Corporation


                                       By:  /s/ Philip R. Patton
                                            -----------------------------------
                                            Philip R. Patton
                                            Senior Vice President - Human
                                            Resources






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